UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 13, 2007


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
               (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                   000-30932                 13-4172059
-------                                   ---------             ----------------
(STATE OR OTHER JURISDICTION)      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------

                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On September 13, 2007, the Company's three (3) year 4% Convertible Debentures with a principal maturity amount of $6,100,000 (collectively the "Debentures") matured. Pursuant to the terms of the Debentures, the Company elected to satisfy the Debentures through the issuance of 12,200,000 shares of the Company's common stock, $0.001 par value (the "Common Stock"). Additionally, pursuant to the terms of the Debentures the Company satisfied the final interest payment due under the Debentures through the issuance of an aggregate of 338,889 shares of its Common Stock to the Debenture holders. All shares of Common Stock issued to satisfy the Debentures and interest earned thereon have been previously registered.

This convertible debt that has been on the on the Company's balance sheet for the last three years has now been satisfied in full without a cash payment and the corresponding principal maturity amount of $6,100,000 has been converted to stockholders equity.



                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: September 18, 2007
                                     By: /S/  JOEY SCHWARTZ
                                         ----------------------------------
                                              Chief Financial Officer